Exhibit 99.4
Sprint Nextel Media Contact:
Scott Sloat, 240-855-0164
Scott.sloat@sprint.com
Sprint Nextel Investor Relations Contact:
Yijing Brentano, 800-259-3755
Investor.relations@sprint.com
iPCS Public Relations Contact:
Judith Wilkinson / Jamie Moser, 212-355-4449
Joele Frank, Wilkinson Brimmer Katcher
iPCS Investor Relations Contact:
Nathan Elwell, FD, 312-553-6706
nathan.elwell@fd.com
SPRINT NEXTEL TO ACQUIRE WIRELESS AFFILIATE
iPCS, INC.
•	More than 700,000 PCS Wireless Users and 270,000 Wholesale Customers to Become Sprint Direct Subscribers
•	Extends Company’s Direct Service Territory to an Additional 12.6 Million People
•	Sprint Ends Plan to Divest iDEN Network Assets in Certain Midwestern States Pending Transaction Close
OVERLAND PARK, Kan. and SCHAUMBURG, Ill., — Oct. 19, 2009 — Sprint Nextel Corp. (NYSE: S) and iPCS, Inc. (NASDAQ: IPCS) today announced an agreement for Sprint Nextel to acquire iPCS for approximately $831 million, including the assumption of $405 million of net debt. This transaction value represents 6.4x projected 2010 Adjusted Earnings Before Income, Taxes, and Depreciation (“Adjusted EBITDA”*). Sprint expects to achieve approximately $30 million of synergies annually in the transaction and expects the transaction to be free cash flow accretive to Sprint in 2010.
Under the terms of the agreement, Sprint Nextel will commence a cash tender offer to acquire all of iPCS’ outstanding common shares for $24.00 per share. This price per share represents a 34 percent premium to iPCS’ closing stock price as of October 16, 2009. The agreement also requires a minimum of a majority of the shares outstanding (on a fully-diluted basis) to be tendered in the offer. Following completion of the tender offer, any remaining shares of iPCS will be acquired in a cash merger at the same price per share. Shareholders with approximately 9.5 percent of the outstanding common shares of iPCS have already agreed to tender their shares pursuant to the tender offer and to vote their shares in favor of the merger.
The acquisition is subject to customary regulatory approvals and other customary closing conditions, and is expected to be completed either late in the fourth quarter of 2009 or early 2010. As part of the agreement, Sprint Nextel and iPCS will seek an immediate stay of all pending litigation between the parties with a final resolution to become effective upon closing of the acquisition.
As a result, Sprint will no longer be required to divest its iDEN network in certain iPCS territories and will terminate its previously announced divestiture process pending closing of the transaction.
iPCS’s services are sold under the Sprint brand name and in Sprint-branded stores. Because of the nearly seamless marketing and sales relationship between Sprint and iPCS, customers should not experience any change in their service as a result of this transaction.
“Acquiring iPCS brings added value to Sprint by expanding our direct customer base, growing our direct coverage area and simplifying our business operations,” said Dan Hesse, CEO of Sprint Nextel. “Customers in iPCS territory will see a seamless transition and continue to enjoy a superb customer experience.”
“We are very pleased to have reached this agreement with Sprint Nextel. Given the increasingly competitive landscape, we believe this is an opportune time to provide our shareholders with a liquidity event at a very attractive price. iPCS shareholders will receive a significant and immediate premium for their shares and our customers will continue to receive the same excellent service from the same dedicated people who provide that service today,” said Timothy M. Yager, president and CEO of iPCS. “We look forward to working with the Sprint Nextel team to ensure a smooth completion of the transaction and transition in the coming months.”
*Financial Measures
Certain financial measures included in this release have been generated using adjustments to amounts determined under generally accepted accounting principles (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly used by the investment community for comparability purposes. The financial measures used in this release include the following:
Adjusted EBITDA is defined as operating income plus depreciation, amortization and special items. We believe that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of ongoing business operations. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods.
Net Debt is debt, including current maturities, less cash and equivalents and current marketable securities.
ADVISORS
Sprint’s financial advisor for the transaction was Citigroup Global Markets Inc. and its principal legal advisor was King & Spalding LLP. iPCS’s financial advisors were UBS Investment Bank and Morgan Stanley & Co. Incorporated and its principal legal advisor was Mayer Brown LLP.
NOTICE TO INVESTORS
The planned tender offer described in this release has not yet commenced. The description contained in this release is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Sprint

Nextel will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and iPCS will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to iPCS’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website at www.sec.gov.
SAFE HARBOR
This press release includes forward-looking statements regarding the proposed acquisition and related transactions that are not historical or current facts and deal with potential future circumstances and developments, in particular, information regarding the acquisition of iPCS. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include: the failure to realize synergies as a result of operational efficiencies, unexpected costs or liabilities, the result of the review of the proposed transaction by various regulatory agencies and any conditions imposed in connection with the consummation of the transaction, satisfaction of various other conditions to the closing of the transaction contemplated by the transaction agreement and the risks that are described from time to time in Sprint’s and iPCS’s respective reports filed with the Securities and Exchange Commission (SEC), including the annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 of each of Sprint and iPCS. This press release speaks only as of its date, and Sprint and iPCS disclaim any duty to update the information herein.
ABOUT iPCS, Inc.
iPCS, through its operating subsidiaries, is a Sprint PCS Affiliate of Sprint Nextel Corporation with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 81 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), the Tri-Cities region of Tennessee (Johnson City, Kingsport and Bristol), Scranton (PA), Saginaw-Bay City (MI), Central Illinois (Peoria, Springfield, Decatur, and Champaign) and the Quad Cities region of Illinois and Iowa (Bettendorf and Davenport, IA, and Moline and Rock Island, IL). As of June 30, 2009, iPCS’s licensed territory had a total population of approximately 15.1 million residents, of which its wireless network covered approximately 12.6 million residents, and iPCS had approximately 710,200 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit iPCS’s website at www.ipcswirelessinc.com.
ABOUT SPRINT NEXTEL
Sprint Nextel offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two wireless networks serving almost 49 million customers at the end of the second quarter of 2009; industry-leading mobile data services; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. The company’s customer-focused strategy has led to improved first call resolution and customer care satisfaction scores. For more information, visit www.sprint.com.
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